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                                                                   Exhibit 10.15


                                                      EXECUTION COPY

                                   FIRST AMENDMENT

                              Dated as of March 15, 1997

         This FIRST AMENDMENT among The Donna Karan Company, a New York general partnership, The Donna Karan Company Store, G.P., a New York general partnership, Donna Karan Studio, a New York general partnership, and DK Footwear Partners, a New York general partnership (collectively, the "Borrowers"), the financial institutions from time to time parties thereto as lenders (the "Lenders"), the financial institutions from time to time parties thereto as issuing banks (the "Issuing Banks"), Citibank, N.A., in its capacity as administration agent for the Lenders and the Issuing Banks (the "Administrative Agent"), The Chase Manhattan Bank and Nationsbank, N.A., in their capacity as co-agents (the "Co-Agents").

                               PRELIMINARY STATEMENTS:

         (1) The Borrowers, the Lenders, the Issuing Banks, the Co-Agents and the Administrative Agent have entered into a Credit Agreement dated as of September 18, 1996 (the "Credit Agreement"). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

         (2) The Borrowers and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

         (a) Section 1.01 of the Credit Agreement is amended by adding two new definitions after the term "Discount Rate" and before the term "DOL" to read as follows:

         "`DK DIVISIONS' means the following divisions of The Donna Karan
         Company:

              Donna Karan Collection Clothing
              Donna Karan Collection Menswear
              Donna Karan Mens Furnishings
              DKNY Clothing


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              DKNY Jeans
              Donna Karan Collection Accessories
              DKNY Petites
              DKNY Accessories
              DKNY Menswear
              DK Essentials
              DK Mens Essentials
              DKNY Active
              DKNY Clothing Essentials
              DK Mens Accessories
              DK Mens Essentials Accessories
              DKNY Kids
              DK Mens Sportswear
              Donna Karan Signature
              DKNY Classic
              DKNY
              "D"
              DKNY Clothing/Petite Cut-ups
              DK Womens Signature Accessories
              Donna Karan Shoes
              DKNY Womens/Mens Shoes
              Donna Karan Beauty"

         "`FOOTWEAR DIVISIONS' means the following divisions of DK Footwear
         Partners:

              Donna Karan Shoes
              DKNY Womens/Mens Shoes"

         (b) Section 1.03 of the Credit Agreement is amended by adding the following sentence at the end thereof:

         "For purposes of calculating the financial covenants herein, the leases of the Borrowers with respect to their computer equipment shall be treated as operating leases in accordance with Borrowers' past practices."

         (c) Section 2.03(c) of the Credit Agreement is amended by adding a subsection (iii) at the end thereof to read as follows:

         "(iii) The Donna Karan Company may request that an Issuing Bank Issue a Letter of Credit on behalf of one of the DK Divisions. Any such Letter of Credit that is

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         Issued by an Issuing Bank for a DK Division will be Issued for the account of The Donna Karan Company and constitute an Obligation hereunder. DK Footwear Partners may request that an Issuing Bank Issue a Letter of Credit on behalf of one of the Footwear Divisions. Any such Letter of Credit that is Issued by an Issuing Bank for a Footwear Division will be Issued for the account of DK Footwear Partners and constitute an Obligation hereunder."

         (d) Section 7.01(a) of the Credit Agreement is amended in full to read as follows:

         "(a) MONTHLY REPORTS. As soon as practicable, and in any event by March 19, 1997 with respect to the first fiscal month of 1997, and with respect to each other fiscal month within twenty-five (25) days after the end of such other fiscal month in each fiscal year, the consolidated balance sheets of Donna Karan International and its Subsidiaries as at the end of such fiscal month (and showing the same period from the previous fiscal year) and the related consolidated statements of income and cash flow of Donna Karan International and its Subsidiaries for such fiscal month and for the period commencing on the first day of such fiscal year and ending the last day of such fiscal month (and showing the same periods from the previous fiscal year), certified by the chief financial officer, controller or other designated executive officer (acceptable to the Administrative Agent) of Donna Karan International as fairly presenting the consolidated financial position of Donna Karan International and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the fiscal months indicated in accordance with GAAP, subject to normal year end adjustments."

         (e) Section 7.01(e) of the Credit Agreement is amended in full to read as follows:

         "(e) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than June 30, 1997 with respect to Fiscal Year 1997 and with respect to each Fiscal Year thereafter thirty (30) days


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         after the beginning of such Fiscal Year of Donna Karan International
         (i) a monthly budget for such Fiscal Year; (ii) an annual business plan for such Fiscal Year, substantially in the form of the business plan heretofore delivered to the Administrative Agent and the Lenders, accompanied by a report reconciling all changes and departures from the business plan delivered to the Administrative Agent and the Lenders for the preceding Fiscal Year and (iii) a consolidated and consolidating plan and financial forecast, prepared in accordance with Donna Karan International's normal accounting procedures applied on a consistent basis, for each succeeding Fiscal Year until the Commitment Termination Date, including, without limitation, (A) a forecasted consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of Donna Karan International and its Subsidiaries for and as of the end of such Fiscal Year, and the forecasted consolidating statements of income of each Borrower for such Fiscal Year, (B) forecasted consolidated balance sheets, and the related consolidated statements of income, stockholders' equity and cash flows of Donna Karan International and its Subsidiaries for and as of the end of each fiscal month of such Fiscal Year, and the forecasted consolidating statements of income of each Borrower for and as of the end of each fiscal month of such Fiscal Year, (C) the amount of forecasted Capital Expenditures for such Fiscal Year and (D) forecasted compliance with the provisions of
         ARTICLE X."

         (f) The first sentence of Section 7.02(a) of the Credit Agreement is amended in full to read as follows:

         "The Borrowers shall provide the Administrative Agent and each Lender with a Borrowing Base Certificate, certified as being true and correct by the Borrowers' chief financial officer or controller, on the seventh Business Day following the last day of each fiscal month, or more frequently if requested by the Administrative Agent."


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         (g)  The lead-in language of the first sentence of Section 7.02(b) of the Credit Agreement is amended in full to read as follows:

         "At least once each fiscal month (and more often if so requested by the Agent), the Borrowers shall provide the Administrative Agent and the Lenders with a report (a "Monthly Report"), dated the last day of such fiscal month, and certified by the Borrowers' chief financial officer or controller, which Monthly Report shall include the following information for the Borrowers, and shall cover the period since the last prior Monthly Report delivered to the Administrative Agent:"

         (h) Section 8.12 of the Credit Agreement is amended in full to read as follows:

         "8.12. POST CLOSING MATTERS. The Borrowers shall cause satisfactory opinions of counsel to be delivered on or before April 4, 1997 and each of the following requirements to be satisfied on or before May 15, 1997:

              (a) Pledge Agreement to be executed and delivered by The Donna Karan Company evidencing the pledge of 30% of the stock of Donna Karan Japan K.K., together with the HPL consent, or in the event that HPL fails to give its consent, such other arrangements which are satisfactory to the Administrative Agent.

              (b) Security Agreement to be executed and delivered by DSTF Japan Company, together with the HPL consent, or in the event that HPL fails to give its consent, such other arrangements which are satisfactory to the Administrative Agent.

              (c) A Bailee Letter or Landlord Waiver with respect to each location required by the Administrative Agent where Inventory is located, stored, used or held at the premises of third party."

         (i) Section 9.14 of the Credit Agreement is amended in full to read as follows:


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              "9.14.  CAPITAL EXPENDITURES.  No member of the Donna Karan Group shall make or incur Capital Expenditures (a) during Fiscal Year 1996 if the aggregate amount of Capital Expenditures for the Donna Karan Group PLUS the aggregate amount of the Investments made pursuant to
         SECTION 9.04(III) would exceed Fifteen Million Four Hundred Thousand Dollars ($15,400,000) for such Fiscal Year, (b) during Fiscal Year
         1997 if the aggregate amount of Capital Expenditures for the Donna Karan Group PLUS the aggregate amount of the Investments made pursuant to SECTION 9.04(III) would exceed Eight Million Dollars ($8,000,000) for such Fiscal Year and (c) during any other Fiscal Year if the aggregate amount of Capital Expenditures for the Donna Karan Group
         PLUS the aggregate amount of the Investments made pursuant to SECTION 9.04(III) would exceed Fifteen Million Dollars ($15,000,000) for such Fiscal Year; PROVIDED, HOWEVER, that the Donna Karan Group may carry forward from one Fiscal Year to another Fiscal Year any Capital Expenditures permitted hereunder, but not made or incurred in such Fiscal Year, in an amount of up to Five Million Dollars ($5,000,000); PROVIDED, FURTHER, that cost of Equipment purchased to replace Equipment damaged or destroyed shall not be included in the calculations for Capital Expenditures under this SECTION 9.14 to the extent of the amount of insurance proceeds received and applied against the Obligations."

         (j)  Article IX of the Credit Agreement is amended by adding a new
    Section 9.18 at the end thereof to read as follows:

              "9.18. AVAILABILITY. No member of the Donna Karan Group shall permit, at any time, (a) the amount, at such time, which is the sum of
         (i) the Revolving Credit Obligations at such time PLUS (ii) the amount of the Foreign Exchange Exposure at such time PLUS (iii) the amount of the Obligations at such time attributable to corporate credit cards or cash management functions, including Automated Clearing House (ACH) functions, performed by Citibank TO EXCEED (b) the amount, at such time, which is the lesser of the Commitments and the sum of (i) up to eighty-five percent (85%) of Eligible


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         Receivables LESS such reserves as the Administrative Agent, in its sole discretion, deems appropriate PLUS (ii) up to fifty percent (50%) of Eligible Inventory under Acceptable Documentary Letters of Credit LESS such reserves as the Administrative Agent, in its sole discretion, deems appropriate, (iii) up to sixty percent (60%) of Eligible Finished Goods Inventory, PROVIDED that the amount of the Borrowing Base allocated to the Eligible Finished Goods Inventory stored in the warehouses located in Amsterdam shall not exceed $5,000,000 in the aggregate, LESS such reserves as the Administrative Agent, in its sole discretion, deems appropriate, and (iv) up to twenty-five percent (25%) of Eligible Raw Materials LESS such reserves as the Administrative Agent, in its sole discretion, deems appropriate."

         (k) Section 10.01 of the Credit Agreement is amended by changing the Minimum Amount for the First Fiscal Quarter of 1997 from "$190,000,000" to "$180,000,000".

         (l) Section 10.02 of the Credit Agreement is amended in full to read as follows:

              "10.02. MINIMUM INTEREST COVERAGE RATIO. The Interest Coverage Ratio of Donna Karan International and its Subsidiaries on a consolidated basis at the end of the fourth fiscal quarter of 1996 shall not be less than 1.50 to 1.00, and each fiscal quarter thereafter commencing with the second fiscal quarter of 1997 shall not be less than 15.00 to 1.00."


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         (m)  Section 10.03 of the Credit Agreement is amended by deleting the
    Ratio required to be met for the Fourth Fiscal Quarter of 1996 and the Ratio required to be met for the First Fiscal Quarter of 1997.

         (n) Section 10.05 of the Credit Agreement is amended by changing the Ratio for the Fourth Fiscal Quarter of 1996 from "2.5 to 1.0" to "3.0 to 1.0" and deleting the Ratio required to be met for the First Fiscal Quarter of 1997.

         (o) Schedule 6.01(C) to the Credit Agreement is amended by adding The Donna Karan Company Store (UK) Limited, a United Kingdom corporation, as a wholly-owned Subsidiary of The Donna Karan Company Store, G.P.

         SECTION 2. CONDITIONS OF EFFECTIVENESS. This First Amendment shall become effective when the Administrative Agent shall have received counterparts of this First Amendment executed by the Borrowers and the Lenders and Section 1 of this First Amendment shall become effective when the Administrative Agent shall have additionally received all of the following documents:

         (a) Pledge of Inventory and Receivables Agreement executed by the Donna Karan Company, granting a security interest in the inventory and receivables in The Netherlands, together with a Schedule of Inventory.
         (b)  Letter Agreement of First National Bank of Chicago.
         (c) Pledge Agreement executed by The Donna Karan Company Store, G.P., evidencing the pledge of 100% of the stock of The Donna Karan Company Store
    (UK) Limited.
         (d) Security Agreement executed by The Donna Karan Company Store (UK) Limited.
         (e) Guaranty Agreement executed by The Donna Karan Company Store (UK) Limited.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

         (a) After giving effect to this First Amendment, all of the representations and warranties of each Borrower contained in Section 6.01 of the Credit Agreement shall be true in all material respects.


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         (b)  After giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.

         (c) Except as publicly disclosed prior to the date hereof, no material adverse change shall have occurred in the condition (financial or otherwise), performance, properties, operations or prospects of the Borrowers or Donna Karan International and its Subsidiaries, taken as a whole, since March 31, 1996, as reflected in the Pro Forma Combined Financial Statements contained in the Prospectus of Donna Karan International dated June 27, 1996.

         SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of this First Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

         (c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 5. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


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         SECTION 6.  GOVERNING LAW.  This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.


                                  THE DONNA KARAN COMPANY

                                  By:  Donna Karan International Inc., a
                                       general partner


                                       By:_________________________________
                                          Title:___________________________



                                  DONNA KARAN STUDIO

                                  By:  Donna Karan International Inc., a
                                       general partner


                                  By:_________________________________
                                     Title:___________________________


                                  THE DONNA KARAN COMPANY STORE, G.P.

                                  By:  Donna Karan International Inc., a
                                       general partner


                                  By:_________________________________
                                     Title:___________________________


                                  DK FOOTWEAR PARTNERS

                                  By:  Donna Karan International Inc., a
                                       general partner


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                                  By:_________________________________
                                     Title:___________________________


                                  CITIBANK, N.A., as Administrative Agent
                                       and Lender


                                  By:____________________________________
                                     Vice President


                                  THE CHASE MANHATTAN BANK, N.A., as Co-
                                  Agent and Lender


                                  By:____________________________________
                                     Second Vice President


                                  NATIONSBANK N.A., as Co-Agent and Lender


                                  By:____________________________________
                                     Vice President


                                  FIRST NATIONAL BANK OF BOSTON


                                  By:____________________________________
                                     Vice President


                                  MELLON BANK


                                  By:____________________________________
                                     Vice President


                                  UNION BANK OF CALIFORNIA


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                                  By:____________________________________
                                     Vice President




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